EXHIBIT 2(B)

                       CONSENT OF BEVERLY A. BYRNE, ESQ.

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                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                             8515 East Orchard Road
                           Englewood, Colorado 80111



June 17, 1999

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  80111


Re: Registration Statement of Great-West Life & Annuity Insurance Company COLI VUL-2 Series Account on Form S-6, File No. 333-70963


Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for the COLI VUL-2 Series Account contained in the Registration Statement on Form S-6, File No. 333-70963, filed by Great-West Life & Annuity Insurance Company and COLI VUL-2 Series Account with the Securities and Exchange Commission under the Securities Act of 1933, the Investment Company Act of 1940 and the amendments thereto.

                                            Sincerely,


                                            /s/Beverly A. Byrne
                                            ------------------------------------
                                            Beverly A. Byrne
                                            Assistant Vice President, Associate
                                            Counsel and Assistant Secretary